Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Second Quarter 2020 Results
Chicago – July 29, 2020 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended June 30, 2020 and provided an update on its business due to COVID-19.

Equity Commonwealth continues to monitor the COVID-19 pandemic and its impact on its business. Our priority is the health and safety of our employees, tenants and building staff. As a result of the pandemic, the vast majority of our tenants continue to work remotely. Our buildings are open, and we are working with our tenants to ensure their safety as they return to the office. In our same property portfolio, for the second quarter 2020, we collected 99% of contractual rents, including 5% from the application of security deposits and letters of credit. In July 2020, to date we have collected 97% of contractual rents, including 4% from the application of security deposits and letters of credit.

Financial results for the quarter ended June 30, 2020
Net income attributable to common shareholders was $25.8 million, or $0.21 per diluted share, for the quarter ended June 30, 2020. This compares to net income attributable to common shareholders of $240.3 million, or $1.93 per diluted share, for the quarter ended June 30, 2019. The decline in net income was primarily a result of a decrease in gains from property sales, lower interest earned on cash balances, and property dispositions.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended June 30, 2020, were $3.1 million, or $0.03 per diluted share. This compares to FFO for the quarter ended June 30, 2019 of $20.5 million, or $0.17 per diluted share. The following items impacted FFO for the quarter ended June 30, 2020, compared to the corresponding 2019 period:
•($0.13) per diluted share decrease in interest income;
•($0.08) per diluted share decrease in income from properties sold;
•($0.02) per diluted share decrease in same property termination income;
•$0.05 per diluted share decrease in loss on debt extinguishment;
•$0.03 per diluted share decrease in interest expense; and
•$0.01 per diluted share decrease in general and administrative expense.

Normalized FFO was $3.7 million, or $0.03 per diluted share, for the quarter ended June 30, 2020. This compares to Normalized FFO for the quarter ended June 30, 2019 of $27.2 million, or $0.22 per diluted share. The following items impacted Normalized FFO for the quarter ended June 30, 2020, compared to the corresponding 2019 period:

•($0.13) per diluted share decrease in interest income;
•($0.08) per diluted share decrease in income from properties sold;
•($0.02) per diluted share decrease in same property termination income;
•$0.03 per diluted share decrease in interest expense; and
•$0.01 per diluted share decrease in general and administrative expense.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

For the quarter ended June 30, 2020, the company’s cash and cash equivalents balance was $3.4 billion.

Same property results for the quarter ended June 30, 2020
The company’s same property portfolio at the end of the quarter consisted of 4 properties totaling 1.5 million square feet. Operating results were as follows:
•The same property portfolio was 90.1% leased as of June 30, 2020, compared to 90.8% as of March 31, 2020, and 85.7% as of June 30, 2019.
•The same property portfolio commenced occupancy was 83.9% as of June 30, 2020, compared to 83.7% as of March 31, 2020, and 84.3% as of June 30, 2019.
•Same property NOI decreased 23.9% when compared to the same period in 2019. The decline was largely due to lease termination fees received in 2019 and lower parking revenue due to COVID-19.
•Same property cash NOI increased 1.5% when compared to the same period in 2019.
•The company entered into a new lease for approximately 22,000 square feet.
•The GAAP rental rate on the new lease was 2.3% higher compared to the prior GAAP rental rate for the same space.
•The cash rental rate on the new lease was 4.8% lower compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from April 1, 2019 through June 30, 2020.

Significant events during the quarter ended June 30, 2020
•The company sold the Georgetown-Green and Harris Buildings, a 240,000 square foot office property in Washington, DC, for a gross sale price of $85 million.

Subsequent Events
•The company repaid at par the outstanding $25.1 million, 5.7% mortgage loan on 206 East 9th Street in Austin, Texas, as of July 5, 2020.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call to discuss second quarter results on Thursday, July 30, 2020, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Second Quarter 2020 Supplemental Operating and Financial Data is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s same property portfolio is comprised of 4 properties and 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements pertaining to the marketing of certain properties for sale and consummating any sales, including our statements regarding the overall impact of COVID-19 on the foregoing to the extent we make any such statements. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	June 30, 2020	December 31, 2019
ASSETS
Real estate properties:
Land	$44,060	$85,627
Buildings and improvements	353,665	576,494
	397,725	662,121
Accumulated depreciation	(139,061)	(202,700)
	258,664	459,421
Cash and cash equivalents	3,437,775	2,795,642
Restricted cash	4,103	5,003
Rents receivable	13,968	19,554
Other assets, net	18,645	39,757
Total assets	$3,733,155	$3,319,377

LIABILITIES AND EQUITY
Mortgage notes payable, net	$25,281	$25,691
Accounts payable, accrued expenses and other	25,821	37,153
Rent collected in advance	2,521	3,127
Distributions payable	5,791	7,534
Total liabilities	$59,414	$73,505

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,521,624 and 121,924,199 shares issued and outstanding, respectively	1,215	1,219
Additional paid in capital	4,288,245	4,313,831
Cumulative net income	3,816,245	3,363,654
Cumulative common distributions	(3,852,856)	(3,851,666)
Cumulative preferred distributions	(705,718)	(701,724)
Total shareholders’ equity	3,666,394	3,244,577
Noncontrolling interest	7,347	1,295
Total equity	$3,673,741	$3,245,872
Total liabilities and equity	$3,733,155	$3,319,377

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Rental revenue	$15,248	$30,574	$32,391	$69,464
Other revenue	1,017	2,794	2,694	5,656
Total revenues	$16,265	$33,368	$35,085	$75,120

Expenses:
Operating expenses	$6,677	$10,974	$15,438	$26,754
Depreciation and amortization	4,398	7,561	9,512	16,146
General and administrative	8,302	9,533	18,906	21,629
Total expenses	$19,377	$28,068	$43,856	$64,529

Interest and other income, net	4,443	20,695	16,338	38,470
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $(60), $154, $(116) and $319, respectively)	(302)	(4,070)	(611)	(8,276)
Loss on early extinguishment of debt	—	(6,374)	—	(6,374)
Gain on sale of properties, net	26,916	227,166	446,536	420,203
Income before income taxes	27,945	242,717	453,492	454,614
Income tax expense	(59)	(340)	(99)	(1,640)
Net income	$27,886	$242,377	$453,393	$452,974
Net income attributable to noncontrolling interest	(54)	(91)	(802)	(170)
Net income attributable to Equity Commonwealth	$27,832	$242,286	$452,591	$452,804
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
Net income attributable to Equity Commonwealth common shareholders	$25,835	$240,289	$448,597	$448,810

Weighted average common shares outstanding — basic (1)	121,655	122,122	121,901	122,041
Weighted average common shares outstanding — diluted(1)(2)	123,255	125,862	126,358	125,841

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.21	$1.97	$3.68	$3.68
Diluted	$0.21	$1.93	$3.58	$3.60

(1)	Weighted average common shares outstanding for the three months ended June 30, 2020 and 2019 includes 150 and 220 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the six months ended June 30, 2020 and 2019 includes 164 and 203 unvested, earned RSUs, respectively.
(2)	As of June 30, 2020, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 2,857 common shares as of June 30, 2020, and 2,563 common shares as of June 30, 2019. The series D preferred shares are antidilutive for GAAP EPS for the three months ended June 30, 2020. They are dilutive for GAAP EPS for all other periods presented.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Calculation of FFO
Net income	$27,886	$242,377	$453,393	$452,974
Real estate depreciation and amortization	4,174	7,283	9,055	15,560
Gain on sale of properties, net	(26,916)	(227,166)	(446,536)	(420,203)
FFO attributable to Equity Commonwealth	5,144	22,494	15,912	48,331
Preferred distributions	(1,997)	(1,997)	(3,994)	(3,994)
FFO attributable to EQC common shareholders and unitholders	$3,147	$20,497	$11,918	$44,337

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$3,147	$20,497	$11,918	$44,337
Lease value amortization	—	(39)	—	(78)
Straight line rent adjustments	515	(11)	713	(848)
Loss on early extinguishment of debt	—	6,374	—	6,374
Taxes related to property sales included in general and administrative	10	—	1,458	—
Taxes related to property sales, net included in income tax expense	44	415	79	565
Normalized FFO attributable to EQC common shareholders and unitholders	$3,716	$27,236	$14,168	$50,350

Weighted average common shares and units outstanding -- basic (1)	121,889	122,168	122,100	122,087
Weighted average common shares and units outstanding -- diluted (1)	123,489	123,345	123,700	123,324

FFO attributable to EQC common shareholders and unitholders per share and unit -- basic and diluted	$0.03	$0.17	$0.10	$0.36
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.03	$0.22	$0.12	$0.41
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.03	$0.22	$0.11	$0.41

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended June 30, 2020 and 2019 include 234 and 46 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the six months ended June 30, 2020 and 2019 include 199 and 46 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Three Months Ended
	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$15,248	$17,143	$23,410	$23,995	$30,574
Other revenue	1,017	1,677	2,585	2,740	2,794
Operating expenses	(6,677)	(8,761)	(9,741)	(9,923)	(10,974)
NOI	$9,588	$10,059	$16,254	$16,812	$22,394
Straight line rent adjustments	515	198	(69)	499	(11)
Lease value amortization	—	—	—	(39)	(39)
Lease termination fees	—	—	(16)	(11)	(2,188)
Cash Basis NOI	$10,103	$10,257	$16,169	$17,261	$20,156
Cash Basis NOI from non-same properties (1)	(1,221)	(1,399)	(7,244)	(8,485)	(11,401)
Same Property Cash Basis NOI	$8,882	$8,858	$8,925	$8,776	$8,755
Non-cash rental income and lease termination fees from same properties	(408)	(107)	(124)	10	2,387
Same Property NOI	$8,474	$8,751	$8,801	$8,786	$11,142

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$8,474	$8,751	$8,801	$8,786	$11,142
Non-cash rental income and lease termination fees from same properties	408	107	124	(10)	(2,387)
Same Property Cash Basis NOI	$8,882	$8,858	$8,925	$8,776	$8,755
Cash Basis NOI from non-same properties (1)	1,221	1,399	7,244	8,485	11,401
Cash Basis NOI	$10,103	$10,257	$16,169	$17,261	$20,156
Straight line rent adjustments	(515)	(198)	69	(499)	11
Lease value amortization	—	—	—	39	39
Lease termination fees	—	—	16	11	2,188
NOI	$9,588	$10,059	$16,254	$16,812	$22,394
Depreciation and amortization	(4,398)	(5,114)	(6,037)	(5,939)	(7,561)
General and administrative	(8,302)	(10,604)	(8,290)	(8,523)	(9,533)
Interest and other income, net	4,443	11,895	14,521	19,401	20,695
Interest expense	(302)	(309)	(311)	(321)	(4,070)
Loss on early extinguishment of debt	—	—	—	—	(6,374)
Gain on sale of properties, net	26,916	419,620	24	1,945	227,166
Income before income taxes	$27,945	$425,547	$16,161	$23,375	$242,717
Income tax (expense) benefit	(59)	(40)	(165)	521	(340)
Net income	$27,886	$425,507	$15,996	$23,896	$242,377

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Six Months Ended June 30,
	2020	2019
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$32,391	$69,464
Other revenue	2,694	5,656
Operating expenses	(15,438)	(26,754)
NOI	$19,647	$48,366
Straight line rent adjustments	713	(848)
Lease value amortization	—	(78)
Lease termination fees	—	(2,188)
Cash Basis NOI	$20,360	$45,252
Cash Basis NOI from non-same properties (1)	(2,620)	(27,726)
Same Property Cash Basis NOI	$17,740	$17,526
Non-cash rental income and lease termination fees from same properties	(515)	2,679
Same Property NOI	$17,225	$20,205

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$17,225	$20,205
Non-cash rental income and lease termination fees from same properties	515	(2,679)
Same Property Cash Basis NOI	$17,740	$17,526
Cash Basis NOI from non-same properties (1)	2,620	27,726
Cash Basis NOI	$20,360	$45,252
Straight line rent adjustments	(713)	848
Lease value amortization	—	78
Lease termination fees	—	2,188
NOI	$19,647	$48,366
Depreciation and amortization	(9,512)	(16,146)
General and administrative	(18,906)	(21,629)
Interest and other income, net	16,338	38,470
Interest expense	(611)	(8,276)
Loss on early extinguishment of debt	—	(6,374)
Gain on sale of properties, net	446,536	420,203
Income before income taxes	$453,492	$454,614
Income tax expense	(99)	(1,640)
Net income	$453,393	$452,974

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from April 1, 2019 through June 30, 2020. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2019 through June 30, 2020. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.